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EXHIBIT 10.2


                                    Agreement


CHINA MEDIA1 CORP. ("CMDA"), a Nevada, USA Corporation and GUANGZHOU TITAN MEDIA CO. LTD. have reached an agreement concerning the "SHENZHEN BAOAN INTERNATIONAL AIRPORT ADVERTISING CONTRACT". The agreement is based on friendly discussions and mutual benefit, and is as follows:

                             Section 1 - Definitions

      1.    "One Side" means CMDA or GUANGZHOU TITAN MEDIA CO. LTD.
      2.    "Both Sides" means CMDA and GUANGZHOU TITAN MEDIA CO. LTD.
      3.    "This Agreement" means this executed Agreement.

                      Section 2 - Parties of the Agreement

      1. CHINA MEDIA1 CORP. (hereafter "Party A"), a company incorporated under the laws of the State of Nevada with trading on the NASD OTCBB under symbol "CMDA".

                  Address: 141-757 West Hastings St., Suite 328
                                 Vancouver, B.C. Canada V6C 1A1

                  Legal Representative: Adrian Hanxiong CAI
                  Position: President

      2. GUANGZHOU TITAN MEDIA CO. LTD. (hereafter "Party B"), a company incorporated under the laws of China and legally exists.

                  Address: 12/F Aerospace Skyscraper
                              Shenzhen, China

                  Legal Representative: Jing LIANG
                  Position: General Manager


                       Section 3 - Terms of the Agreement

Party B shall assign to Party A complete rights of their Shenzhen Baoan International Airport Rolling Advertising Signs Contract (attached) and in return Party A shall, based on US Securities and Exchange Commission and NASD rules and regulations, issue 10,000,000 new shares and USD 300,000 as upfront expenses to Party B or its appointees.

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                           Section 4 - Future Airports

Party B shall use its business network and best efforts to exclusively secure other airport advertising contracts for Party A, including Beijing, Shanghai and other first line airports. The Board of Directors will make the final decision.


                        Section 5 - Party A's Warranties

      1. Party A warrants that all new shares are issued under the rules and regulations of the US Securities and Exchange Commission and the NASD.
      2.    Party A warrants that it is a legal entity under US law.
      3. Party A warrants to pay all transfer agent fees related to this transaction.


                        Section 6 - Party B's Warranties

      1. Party B warrants that the Shenzhen Baoan International Airport Rolling Advertising Signs Contract is a valid contract. Initial term 10 years with a right to renew.
      2. Party B warrants that it will assign the agreement to Party A based on China and other applicable laws. If for some irresolvable reasons that this can not be accomplished, then Party B shall execute a trust agreement, legally assign all benefits generated under the Shenzhen Baoan International Airport Rolling Advertising Signs Contract to Party A.

                        Section 7 - Effective Signatories

All signatories of this Agreement warrants that he has the authority to represent and sign this Agreement. This Agreement is effective immediately and is not affected by personnel changes. This Agreement has six copies, Party A and Party B holding three copies each.

                          Section 8 - Future Documents

Parties A and B agrees to sign and execute all necessary documents in the future to complete this agreement.

Party A:
CHINA MEDIA1 CORP.


______________________________                          Date:   01/    /2006
Legal Representative
ADRIAN HANXIONG CAI


Party B:
GUANGZHOU TITAN MEDIA CO. LTD.


______________________________                          Date:   01/    /2006
Legal Representative
JING LIANG, GENERAL MANAGER